UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2240 Twelve Oaks Way, Suite 101-1
Wesley Chapel, Florida  33544
Tel:  (813) 388-6891
Fax:  (813) 428-5990
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

2203 North Lois Avenue, Suite 704, Tampa, Florida 33607
(Former name and/or address if changed since last report)

Item 3.02  Unregistered Sales of Equity Securities

The Company has issued an aggregate of 2,430,000 Rule 144 restricted shares of common stock of the Company to a total of 14 persons and/or entities.  The shares were issued as compensation, to employees and directors in exchange for services rendered for the Company, and to investors in exchange for investment proceeds and to vendors for payment .  The valuation of the consideration received by the Company ranged from par value of $0.001 to $0.02 per share depending upon the transaction.  The issuance of the shares to vendors, employees and directors was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  These share recipients are closely related to and well known by the Company.  The shares issued in exchange for investment proceeds were exempt from the registration requirements of Section 5 of the Act under Section 4(2) of the Act pursuant to the safe harbor set forth in Rule 506 promulgated under the Act.  In connection with the sale and issuance of the 506 shares, there was no general solicitation, appropriate disclosure information was distributed, all investors are accredited investors as defined in Rule 501 and the issuer filed its Form D with the Securities and Exchange Commission.  All shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

Item 8.01  Other Events

Effective immediately the Company has relocated its corporate offices to 2240 Twelve Oaks Way, Suite 101-1, Wesley Chapel, Florida  33544.  New phone numbers at that location are :
Tel:  (813) 388-6891, and Fax:  (813) 428-5990.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transfer Technology International Corp.

Dated: July 9, 2010                                              By: /s/ Chris Trina
       Chris Trina
       Chief Executive Officer